UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________________________________
FORM 8-K
____________________________________________________________________________________
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 29, 2018
  ____________________________________________________________________________________
K2M GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________________

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
600 Hope Parkway, SE
Leesburg, Virginia 20175
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 777-3155

Not Applicable
(Former Name or Former Address, if changed since last report)
  ___________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On March 29, 2018, K2M Group Holdings, Inc. (“K2M” or the “Company”) announced the appointment of Mr. Lane E. Major to the position of Chief Operating Officer. Mr. Major, 39, has served as K2M’s Chief Strategy Officer since December 2014. Prior to that, Mr. Major served as the Company’s Senior Vice President of Global Marketing and Product Development from January 2010 to December 2014. Mr. Major has a B.B.A. in Marketing and Computer Information Systems from James Madison University and an M.B.A. from Northwestern University - Kellogg School of Management.

Mr. Major is the brother of our Chairman, President and Chief Executive Officer, Eric Major. Total cash payments made by the Company to Mr. Major for the year ended December 31, 2017, including salary and bonus, were $383,553. He also received grants of 21,807 non-qualified stock options with a grant date fair value of $8.60 per share and 8,260 shares of restricted stock with a grant date fair value of $22.81 per share as of the date of their award in 2017.

We have entered into a retention agreement with Mr. Major that governs the terms of his employment following a “change of control” (as such term is defined in our 2016 Omnibus Incentive Plan). Under Mr. Major’s retention agreement, upon a change of control, all unvested options, restricted stock and restricted stock units (to the extent held by Mr. Major) will become fully vested and, in the case of options, exercisable.

In addition, if within 12 months following a change of control, (i) Mr. Major is not employed in the “same capacity” (as defined in the retention agreement), (ii) Mr. Major is assigned duties inconsistent or inappropriate to his status and office with the entity which employs Mr. Major following the change of control, (iii) the nature or status of Mr. Major’s responsibilities are diminished in any way from those in effect immediately prior to the change of control, (iv) Mr. Major’s direct or indirect reporting relationship adversely changes from those in effect immediately prior to the change of control, (v) Mr. Major’s level of compensation is decreased or (vi) the principal business offices are relocated to a location that is more than 30 miles from Leesburg, Virginia, then commencing on Mr. Major’s termination, Mr. Major will be entitled to receive a payment equal to 12 months of base salary and six months of continuing coverage under our group health plans at the same level in effect immediately prior to the change of control.

A copy of K2M’s press release announcing Mr. Major’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit No.        Description
99.1         Press Release issued by K2M Group Holdings, Inc. dated March 29, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC.

Date:	March 29, 2018	By:	/s/ GREGORY S. COLE
		Name:	GREGORY S. COLE
		Title:	Chief Financial Officer